GATELY & ASSOCIATES, LLC                           Certified Public Accountants
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                        CONSENT OF INDEPENDENT AUDITORS

Segway VII Corp.
4400 Route 9 South
Freehold, New Jersey  07728

We have issued our report dated March 19, 2002 relating to the financial statement of Segway VII Corp. from April 6, 2000 (inception) through December 31, 2001. We consent to the inclusion in this Registration Statement on Form SB-2 of the aforementioned report and to the use of our name as it appears under the caption "Experts."

Gately & Associates, LLC



By:
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         James P. Gately, CPA

Orlando, Florida















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             1248 Woodridge Court, Altamonte Springs, Florida 32714